NEWS RELEASE                                                        EXHIBIT 99.1

PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com
--------------------------------------------------------------------------------

                                  For Release:           Immediately
                                  Date:                  July 20, 2001
                                  Contact:               Mr. Jack Corrigan
                                                        (818) 244-8080, Ext. 663

PS BUSINESS PARKS, INC. ANNOUNCES EARNINGS PER SHARE OF $0.48 FOR THE SECOND QUARTER OF 2001, AN INCREASE OF 9.1% FROM EARNINGS OF $0.44 PER SHARE IN THE PRIOR YEAR. PSB ALSO ANNOUNCES FFO PER SHARE OF $0.79, AN INCREASE OF 12.9% FROM $0.70 PER SHARE IN THE PRIOR YEAR. PSB'S "SAME PARK" NET OPERATING INCOME GROWTH WAS 8.5% FOR THE QUARTER.

GLENDALE, CALIFORNIA - PS Business Parks, Inc. (AMEX: PSB), announced today operating results for the second quarter and six months ending June 30, 2001.

Net income allocable to common shareholders for the second quarter of 2001 was $10.9 million or $0.48 per diluted share on revenues of $41.1 million compared to net income allocable to common shareholders of $10.2 million or $0.44 per diluted share on revenues of $38.0 million for the same period in 2000. Net income allocable to common shareholders for the six months ended June 30, 2001 was $21.1 million or $0.92 per diluted share on revenues of $80.6 million compared to net income allocable to common shareholders of $19.7 million or $0.84 per diluted share on revenues of $73.9 million for the same period in 2000.

Funds from operations ("FFO") for the second quarter of 2001 were $23.7 million or $0.79 per share compared to $21.6 million or $0.70 per share for the same period in 2000. This represents an increase of 12.9% in FFO per share based on
30.0 million and 30.8 million weighted average shares outstanding during the second quarter of 2001 and 2000, respectively. FFO for the six months ended June 30, 2001 was $46.4 million or $1.54 per share compared to $41.9 million or $1.35 per share for the same period in 2000. This represents an increase of 14.1% in FFO per share based on 30.2 million and 30.9 million weighted average shares outstanding during the second quarter of 2001 and 2000, respectively. FFO and FFO per share exclude the gain on the Company's investment in PAG and the gain on the sale of real estate.

The growth in FFO is due to the performance of the Company's "Same Park" operations (see below) combined with income from acquisitions and developments made or completed during 2000 and 2001 and a reduction in the Company's outstanding common shares. The Company's "Same Park" operations continued to benefit from continued high occupancies and increased rental rates on expiring leases. The Company continues to rationalize its cost structure through improving economies of scale and operating efficiencies, resulting in continued improvement in operating margins.

PROPERTY OPERATIONS
-------------------

In order to evaluate the performance of the Company's overall portfolio, management analyzes the operating performance of a consistent group of properties (11.5 million net rentable square feet). These properties in which the Company currently has an ownership interest (herein referred to as the "Same Park" facilities) have been owned and operated by the Company for the comparable periods. The number of properties and square footage has been reduced since the first quarter for planned dispositions. The "Same Park" facilities represent approximately 86% of the square footage of the Company's portfolio at June 30, 2001.

The following tables summarize the pre-depreciation historical operating results of the "Same Park" facilities in addition to information on the entire portfolio, excluding the effects of accounting for rental income on a straight-line basis.

                "SAME PARK" FACILITIES (11.5 MILLION SQUARE FEET)
                 ------------------------------------------------

                                                                     Three Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2001                2000             Change
                                                           ------------------  ------------------   -------------
  Rental income (1)....................................      $  35,465,000       $  33,386,000          6.2%
  Cost of operations...................................          9,441,000           9,406,000          0.4%
                                                           ------------------  ------------------   -------------
  Net operating income.................................      $  26,024,000       $  23,980,000          8.5%
                                                           ==================  ==================   =============

  Gross margin (2).....................................          73.4%               71.8%              1.6%

  WEIGHTED AVERAGE FOR PERIOD:
  ----------------------------

      Occupancy........................................          95.5%               96.5%             (1.0%)
      Annualized realized rent per occupied sq. ft.(3).          $12.86              $11.98             7.3%

  ..............................................................................................................


                                                                      Six Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2001                2000             Change
                                                           ------------------  ------------------   -------------
  Rental income (1)....................................      $  70,024,000       $  65,125,000          7.5%
  Cost of operations...................................         18,895,000          18,250,000          3.5%
                                                           ------------------  ------------------   -------------
  Net operating income.................................      $  51,129,000       $  46,875,000          9.1%
                                                           ==================  ==================   =============

  Gross margin (2).....................................          73.0%               72.0%              1.0%

  WEIGHTED AVERAGE FOR PERIOD:

      Occupancy........................................          95.9%               96.5%             (0.6%)
      Annualized realized rent per occupied sq. ft.(3).          $12.64              $11.69             8.1%




(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

                           TOTAL PORTFOLIO STATISTICS
                           --------------------------

                                                                     Three Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2001                2000             Change
                                                           ------------------  ------------------   -------------
  Rental income (1)....................................      $  39,768,000       $  35,820,000          11.0%
  Cost of operations...................................         10,475,000          10,118,000          3.5%
                                                           ------------------  ------------------   -------------
  Net operating income.................................      $  29,293,000       $  25,702,000          14.0%
                                                           ==================  ==================   =============

  Gross margin (2).....................................          73.7%               71.8%              1.9%

  WEIGHTED AVERAGE FOR PERIOD:
      Square footage...................................        12,810,000          12,474,000           2.7%
      Occupancy........................................          95.7%               96.9%             (1.2%)
      Annualized realized rent per occupied sq. ft.(3).          $12.98              $11.85             9.5%


  ..............................................................................................................

                                                                      Six Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2001                2000             Change
                                                           ------------------  ------------------   -------------
  Rental income (1)....................................      $  77,791,000       $  69,243,000          12.3%
  Cost of operations...................................         20,846,000          19,670,000          6.0%
                                                           ------------------  ------------------   -------------
  Net operating income.................................      $  56,945,000       $  49,573,000          14.9%
                                                           ==================  ==================   =============

  Gross margin (2).....................................          73.2%               71.6%              1.6%

  WEIGHTED AVERAGE FOR PERIOD:
      Square footage...................................        12,706,000          12,388,000           2.6%
      Occupancy........................................          96.0%               96.7%             (0.7%)
      Annualized realized rent per occupied sq. ft.(3).          $12.75              $11.56             10.3%



(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

PREFERRED STOCK ISSUANCES
-------------------------

As previously announced during the second quarter, the Company completed a directed placement of 800,000 depositary shares and a public offering of 1,840,000 depositary shares, each representing 1/1,000 of a share of the Company's 9 1/2% Cumulative Preferred Stock, Series D, at $25.00 per share. Net proceeds totaling $64.5 million were used for investment in real estate and general corporate purposes.

FINANCIAL CONDITION
-------------------

The Company continued to maintain financial strength and flexibility. The following are the Company's key financial ratios with respect to its leverage for the three months ended June 30, 2001.

                                                                       ACTUAL
                                                                       ------
     Ratio of FFO to fixed charges (1).............................    45.0x
     Ratio of FFO to fixed charges and preferred distributions (2).     5.1x

     Debt  and  preferred  equity to total market  capitalization
     based on the common stock price of $28.00 at June 30, 2001)..      26%
     Available under line of credit at June 30, 2001.............. $100 million


(1) Fixed charges include interest expense of $157,000 and capitalized interest of $486,000.

(2) Preferred distributions include amounts paid to preferred shareholders of $1,903,000 and preferred unitholders in the operating partnership of $3,186,000.


PROPERTY ACQUISITIONS
---------------------

The Company continues to build its presence in existing markets by acquiring high quality facilities in selected sub markets. The Company targets properties with below market rents which offer the Company the ability to achieve economies of scale resulting in more efficient operations.

As previously announced, on June 1, 2001, the Company expanded its presence in Northern Virginia. The Company acquired 12 buildings known as the Prosperity Business Campus in Fairfax County, Virginia at a cost of $88.4 million. The acquisition was funded with the Company's existing cash, including proceeds from the issuance of preferred stock noted above. The 12 buildings consist of four office buildings (355,000 square feet) and eight flex-space buildings (302,000 square feet). The buildings are located in the Merrifield/Tysons Corner corridor adjacent to the Capital Beltway and within walking distance of a Washington, D.C. Metro Station. Based on market information, the Company believes the property contains approximately 25% of the flex space in the Merrifield/Tysons Corner submarket and represents the largest concentration of flex space under a single ownership in this submarket.

PLANNED PROPERTY DISPOSITIONS
-----------------------------

Two properties totaling 121,000 square feet have been identified as not meeting the Company's ongoing investment strategy and have been designated for sale in 2001. These properties are currently being marketed. The Company anticipates net proceeds of approximately $11 million. There is no assurance that the sales will be consummated or that the Company will realize the estimated net proceeds.

DEVELOPMENT
-----------

The Company has developed one office and two flex facilities that are currently shell complete and in the lease-up phase. The properties were developed using the expertise of local development companies. The projects total approximately 335,000 square feet and have an estimated aggregate cost of approximately $37 million. As of June 30, 2001, $27 million of these development costs had been incurred. The Company capitalized $486,000 and $898,000 of interest expense for the three and six months ended June 30, 2001 and 2000, respectively.

The two flex space developments were completed in the fourth quarter of 2000 in the Chantilly submarket of Northern Virginia (141,000 square feet) and in the Las Colinas submarket of Dallas, Texas (100,000 square feet). The office development was completed in the second quarter of 2001 in the Beaverton submarket of Portland, Oregon (94,000 square feet). The Company has made continued progress leasing up these developments and is now 54% leased in the aggregate.

STOCK REPURCHASE PROGRAM
------------------------

The Company's Board of Directors has authorized the repurchase from time to time of up to 2,500,000 shares of the Company's common stock on the open market or in privately negotiated transactions. From January 1, 2001 through July 19, 2001, the Company repurchased 648,700 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $18.2 million (average cost of $26.79 per share/unit). Since March 2000, the Company has repurchased an aggregate total of 1,371,300 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $34.9 million (average cost of $24.90 per share/unit).

BUSINESS SERVICES
-----------------

Tenant Advantage, Inc., a subsidiary of the Company that was recently created in order to allow tenants to purchase business products and services directly from quality national suppliers, commenced roll out on a limited basis to tenants in California starting in February 2001. Approximately 25% of the 1,300 tenants contacted regarding the program expressed interest in the Tenant Advantage program. Tenant Advantage's preferred vendors include Office Depot, Global Crossing, IBM, Airborne Express, ADP, Public Storage, Brook Furniture Rental, Gourmet Coffee Service, Brinks Home Security, Covad, Qwest and Sprint PCS. Additional rollout is expected over the remainder of the year.

During the three and six months ending June 30, 2001, Business Services generated a net operating loss of $53,000 and $80,000, respectively. The
Business Service Division's operations are not expected to have a material impact on the Company's operating results in 2001.

COMPANY INFORMATION
-------------------

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office "flex" space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of June 30, 2001, PSB had interests in approximately 13.3 million net rentable square feet of commercial space with approximately 3,500 customers located in 9 states, concentrated primarily in California (5,043,000 sq. ft.), Texas (2,881,000 sq. ft.), Oregon (1,191,000 sq. ft.), Virginia (2,480,000 sq. ft.) and Maryland (866,000 sq.
ft.).

FORWARD-LOOKING STATEMENTS
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the second quarter's operating results is available on the Internet. The Company's web site is www.psbusinessparks.com.
                          -----------------------

A conference call is scheduled for Monday, July 23, 2001 at 10:00 a.m. (PDT) to discuss these results and the outlook for the remainder of 2001. The toll free number is 1-877-601-4487, the passcode is "PS PARKS" and the conference call leader is Jack Corrigan. An instant replay of the conference call will be available through July 30, 2001 at 1-888-568-0420. The conference ID # is 7427058 and the passcode is "PS PARKS." The replay can also be accessed under the "Financials" section of our web site.

Additional financial data attached.


                             PS BUSINESS PARKS, INC.
                             SELECTED FINANCIAL DATA

                                                                             At June 30, 2001        At December 31, 2000
                                                                         ------------------------  ------------------------
BALANCE SHEET DATA:                                                            (Unaudited)
-------------------
    Cash and cash equivalents........................................        $    24,054,000           $    49,295,000
    Marketable securities............................................        $     8,605,000           $     6,065,000
    Construction in progress.........................................        $    26,993,000           $    19,467,000
    Properties held for disposition, net.............................        $     5,110,000           $             -
    Real estate facilities, before accumulated depreciation..........        $ 1,011,809,000           $   923,348,000
    Total assets.....................................................        $   991,062,000           $   930,756,000
    Total debt.......................................................        $    30,563,000           $    30,971,000
    Minority interest - common units.................................        $   162,272,000           $   161,728,000
    Minority interest - preferred units..............................        $   144,750,000           $   144,750,000
    Perpetual preferred stock........................................        $   121,000,000           $    55,000,000
    Common shareholders' equity......................................        $   500,063,000           $   509,343,000

    Total common shares outstanding at period end....................             22,475,000                23,045,000
                                                                         ========================  ========================

    Total  common  shares  outstanding  at  period   end,   assuming
      conversion of all Operating Partnership units into common stock.            29,781,000                30,380,000
                                                                         ========================  ========================

                             PS BUSINESS PARKS, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)



                                                          For the Three Months Ended          For the Six Months Ended
                                                                   June 30,                           June 30,
                                                      ------------------------------------ -----------------------------------
                                                             2001             2000              2001             2000
                                                      ------------------- ---------------- ----------------  -----------------
Revenues:
   Rental income....................................   $   40,281,000      $ 36,414,000     $ 78,674,000      $ 70,467,000
  Facility management fees primarily from affiliates          168,000           129,000          329,000           252,000
  Business services.................................           76,000           267,000          233,000           267,000
  Interest income...................................          553,000           741,000        1,313,000         2,011,000
  Dividend income...................................            4,000           440,000            8,000           858,000
                                                      ------------------- ---------------- ----------------  -----------------
                                                           41,082,000        37,991,000       80,557,000        73,855,000
                                                      ------------------- ---------------- ----------------  -----------------

Expenses:
  Cost of operations................................       10,475,000        10,118,000       20,846,000        19,670,000
  Cost of facility management.......................           37,000            25,000           73,000            50,000
  Cost of business services.........................          129,000            64,000          313,000            64,000
  Depreciation and amortization.....................        9,733,000         8,898,000       19,379,000        17,274,000
  General and administrative........................          992,000           981,000        2,120,000         1,864,000
  Interest expense..................................          157,000           370,000          394,000           744,000
                                                      ------------------- ---------------- ----------------  -----------------
                                                           21,523,000        20,456,000       43,125,000        39,666,000
                                                      ------------------- ---------------- ----------------  -----------------
Income before gain on investment and minority              19,559,000        17,535,000       37,432,000        34,189,000
   interest........................................
  Gain on disposition of real estate................                -            97,000                -            97,000
  Gain on investment in PAG.........................                -                 -           15,000                 -
                                                      ------------------- ---------------- ----------------  -----------------
Income before minority interest.....................       19,559,000        17,632,000       37,447,000        34,286,000
  Minority interest in income - preferred units.....       (3,186,000)       (2,921,000)      (6,373,000)       (5,841,000)
  Minority interest in income - common units........       (3,543,000)       (3,199,000)      (6,779,000)       (6,190,000)
                                                      ------------------- ---------------- ----------------  -----------------
Net income..........................................   $   12,830,000      $ 11,512,000     $ 24,295,000      $ 22,255,000
                                                      =================== ================ ================  =================

Net income allocation:
   Allocable to preferred shareholders..............   $    1,903,000      $  1,272,000     $  3,175,000      $  2,544,000
   Allocable to common shareholders.................       10,927,000        10,240,000       21,120,000        19,711,000
                                                      ------------------- ---------------- ----------------  -----------------
                                                       $   12,830,000      $ 11,512,000     $ 24,295,000      $ 22,255,000
                                                      =================== ================ ================  =================

Net income per common share - diluted:                 $         0.48      $       0.44     $       0.92      $       0.84
                                                      =================== ================ ================  =================
Weighted average common shares outstanding - diluted:      22,679,000        23,428,000       22,885,000        23,537,000
                                                      =================== ================ ================  =================


                             PS BUSINESS PARKS, INC.
                  COMPUTATION OF FUNDS FROM OPERATIONS ("FFO")
                                   (UNAUDITED)

                                                                  Three Months Ended                  Six Months Ended
                                                                       June 30,                           June 30,
                                                         ----------------------------------------------------------------------
                                                                2001              2000             2001              2000
                                                         ----------------- ----------------- ---------------- -----------------
Net income allocable to common shareholders............    $  10,927,000    $  10,240,000     $  21,120,000    $  19,711,000
    Less:  Gain on investment in PAG...................                -                -           (15,000)               -
    Less:  Gain on disposition of real estate..........                -          (97,000)                -          (97,000)
    Depreciation and amortization......................        9,733,000        8,898,000        19,379,000       17,274,000
    Minority interest in income - common units.........        3,543,000        3,199,000         6,779,000        6,190,000
    Less:  Straight line rent adjustment...............         (513,000)        (594,000)         (883,000)      (1,224,000)
                                                         ----------------- ----------------- ---------------- -----------------
Consolidated FFO allocable to common shareholders......    $  23,690,000    $  21,646,000     $  46,380,000    $  41,854,000
                                                         ================= ================= ================ =================

COMPUTATION OF DILUTED FFO PER COMMON SHARE (1):
------------------------------------------------

Consolidated FFO allocable to common shareholders.......   $  23,690,000    $  21,646,000     $  46,380,000    $  41,854,000
                                                         ================= ================= ================ =================

     Weighted average common shares outstanding.........      22,610,000       23,356,000        22,814,000       23,474,000
     Weighted average common OP units outstanding.......       7,305,000        7,336,000         7,307,000        7,390,000
     Dilutive effect of stock options...................          69,000           72,000            71,000           63,000
                                                         ----------------- ----------------- ---------------- -----------------
Weighted average common shares and OP units for purposes
  of computing fully-diluted FFO per common share.......      29,984,000       30,764,000        30,192,000       30,927,000
                                                         ================= ================= ================ =================

Fully diluted FFO per common share .....................   $        0.79    $        0.70     $        1.54    $        1.35
                                                         ================= ================= ================ =================

COMPUTATION OF FUNDS AVAILABLE FOR DISTRIBUTION
------------------------------------------------
  ("FAD")(2)
  ----------

Consolidated FFO allocable to common shareholders.......   $  23,690,000    $  21,646,000     $  46,380,000    $  41,854,000
                                                         ================= ================= ================ =================

Less capitalized expenditures:
     Maintenance capital expenditures...................        (650,000)        (649,000)       (1,223,000)      (1,181,000)
     Tenant improvements................................        (709,000)      (1,044,000)       (1,638,000)      (2,074,000)
     Capitalized lease commissions......................        (588,000)        (827,000)         (979,000)      (1,492,000)
                                                         ----------------- ----------------- ---------------- -----------------
Total capitalized expenditures..........................      (1,947,000)      (2,520,000)       (3,840,000)      (4,747,000)
                                                         ----------------- ----------------- ---------------- -----------------

FAD.....................................................   $  21,743,000    $  19,126,000     $  42,540,000    $  37,107,000
                                                         ================= ================= ================ =================
FAD per common share/OP unit............................   $        0.73    $        0.62     $        1.41    $        1.20
                                                         ================= ================= ================ =================




(1) Funds from operations ("FFO") is a term defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") by which real estate investment trusts ("REITs") may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT's requirement to make either capital expenditures or principal payments on debt. The Company excludes straight line rent adjustments and gains on disposition of real estate and gains on liquidating distributions to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)  Funds available for distribution ("FAD") is computed by deducting recurring
     capital   expenditures,   tenant   improvements  and  capitalized   leasing
     commissions from FFO.